UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 21, 2024

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Letter to Shareholders

On March 21, 2024, Kent Wilson, the Chief Executive Officer of Alpine 4 Holdings, Inc., a Delaware corporation ("Corporate"), issued a letter to shareholders and the public. The text of the letter follows.

Dear Shareholders,

Subject: Strategic Reorganization for Sustainable Growth

In my December 2023 CEO update letter, I began to outline a new course for Alpine 4 to become a more streamlined, robust, and profitable entity, particularly within the industries of Aerospace and UAV (Unmanned Aerial Vehicle) development, Commercial Electronics, Energy Storage, and Manufacturing.

Our commitment to change began with the termination of our prior auditing firm RSM in early January and the appointment of Marcum in early February. While the change to RSM in Q3 2022 was fraught with challenges, the Board of Directors felt that a fresh start with a new firm that is more in line with our business structure would set the auditor and Company relationship on the right track. We believe once Marcum is fully in cadence with our reporting structure, on time and punctual reporting will follow.

The US business landscape is ever-changing, and Alpine 4 has reached a decisive moment to pivot and embrace the future. In accordance with our Maintain, Invest, Divest, Close (MIDC) process, we have scrutinized our portfolio of subsidiaries to identify what businesses are most likely to push the company forward into the future. The MIDC process has been important in making informed decisions on which entities to maintain, divest, or wind down.

Maintain

RCA Commercial: RCA, renowned for its brand legacy, vast product possibilities, and consistent contribution to stable revenue expansion, is at the crux of our future growth strategy.

Quality Circuit Assembly: Quality Circuit Assembly (QCA) and its sister entity, Quality Circuit Assembly (Central) located in Arkansas, are an integral part of Alpine 4's manufacturing strategy. QCA is distinguished by its adherence to stringent regulations such as ITAR Compliance and AS9100D/ISO 9001 Certifications meeting the exacting quality demands of the aerospace sector, along with ISO 13485 compliance for medical devices. QCA offers an extensive range of services, including printed circuit board (PCB) assembly, wire harness and cable assembly, box builds, sub-assembly, testing, and prototyping. By persistently prioritizing quality and customer service, QCA has gained a reputation as a trusted partner to industry giants like Apple, Rivian, Tesla, and Facebook, to much smaller companies with high-tech products. With its legacy of excellence, QCA continues to be a driving force behind Alpine 4's operational success and enduring customer satisfaction.

Invest

Vayu Aerospace Corporation: Vayu remains a strong standout in the 'Invest' category of our MIDC strategy, reflecting Alpine 4's commitment to the aerospace sector which is poised for growth as the Company expands into the UAE and beyond. Our continued investment in Vayu not only aligns with our strategic focus on high-growth potential markets but also leverages our existing capabilities in UAV systems, which are becoming increasingly integral to a myriad of industrial applications. By channeling resources into Vayu Aerospace, we are ensuring that Alpine 4 remains on the leading edge of aerospace technology, ready to capture the burgeoning demand in both civilian and commercial markets. The continued investment underscores our belief in Vayu's potential to significantly contribute to our performance and margins, playing a key role in Alpine 4's sustained profitability and long-term growth.

Identified Technologies: With the adaptation of AI across many different industry subsets, IDT is poised to grow. Our unique data analyzation tools developed by IDT give customers in-depth ways to review, predict, and maintain large geographic areas. Currently, we are looking for new ways to use our 3D Mapping tools to infiltrate markets that are nascent to our technology such as the farming, rail, and communication industries that all need access to robust data analytics and 3D Mapping.

Elecjet: Elecjet represents a strategic investment opportunity for Alpine 4, epitomizing our forward-looking approach to the high-potential energy storage sector. As we commit to investing in ElecJet, we are tapping into the revolutionary advancements in battery technology that are set to redefine energy solutions across industries. Elecjet's work in developing rapid-charging battery systems positions Alpine 4 at the forefront of an energy transformation, where efficiency and sustainability become the keystones of progress. This investment is not just a pursuit of innovation but also a strategic maneuver to align with global shifts toward greener energy and electrification. By bolstering Elecjet's capabilities, particularly with the establishment of the new pilot lab in San Jose, California, we are poised to capitalize on the growing demand for advanced energy solutions, ensuring a robust contribution to Alpine 4's growth and a greener future.

Global Autonomous Corporation: As you may or may not have seen in recent announcements, Global Autonomous has been making strides in its goal of being a global leader in autonomous delivery. With the passing of the first phase of the Validation Test Campaign (VTC) testing with the Dubai Civil Aviation Authority, the company finds itself in relatively unchartered territory as few companies have achieved this. As Global Autonomous readies for the next Phase of testing, currently planned for mid-May, Global Autonomous is poised to be one of the first international companies certified to fly Beyond Visual Line of Sight (BVLOS) in the Gulf Region. It is still the goal of Alpine 4 to spin Global Autonomous Corporation out into its own public company. Alpine 4 has retained an investment bank and has been engaged in strategic planning relating to a possible future spin out when the equity markets are favorable for such an action. It is important to note that these plans remain in the early stages, and any specific information or terms relating to a spin-out transaction, including a dividend ratio, cannot be established until closer to the commencement of such corporate action, and until all final terms have been determined between the Company and the investment bank and other advisors.

Divest

Morris Sheet Metal / JTD Spiral / Deluxe Sheet Metal: We have begun the process of divesting our Construction Services Holdings starting with Morris Sheet Metal, JTD Spiral, and Deluxe Sheet Metal, which was completed on January 12, 2024.

Alternative Laboratories: The Company is reviewing offers relating to potential transactions for Alternative Laboratories, with careful consideration to ensure that any transactions align with our overarching strategic vision.

Close:

Thermal Dynamics: While TDI has been mostly profitable throughout its time as a subsidiary of Alpine 4, the relationship with TDI was not without its own challenges. The reality is that TDI is a difficult business for which to fund operations, and which would tie up cash for extended periods of time. Further, the future outlook of some of the foreign markets in which TDI operated are showing signs of recession. The plan for TDI is to gradually wind down operations over time while keeping its licenses in place in the event Alpine 4 chooses to resurrect the company for future operations.

Excel Construction Services: Excel has initiated a shutdown sequence with a filing of a voluntary petition under CHAPTER 7 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Idaho, which Alpine 4 management believes to be the cleanest method for shutting down this entity. This move, though difficult, is necessary to concentrate Alpine 4’s efforts and capital on areas poised for substantial growth.

New Formal Structure:
Alpine 4 is akin to an engine which, when firing on all cylinders, creates great motion and the power to achieve/accomplish incredible things. To be candid, our engine has not been firing uniformly, and through disjointed effort has created inefficiencies that has resulted in unproductive capital expenditures, cost overruns and inefficient decision making to name a few. We believe that the solution is centralization but our ability to do so requires many different facets to be established. With the downsizing of Alpine 4 and a more refined focus, we believe that our ability to create and implement a more robust centralization plan is obtainable. For reference, a centralization of accounting, finance, purchasing, and HR offers several significant benefits that can streamline operations and enhance strategic alignment. By consolidating decision-making authority at the top levels of our organization, Alpine 4 can achieve a more unified direction and vision, ensuring that all parts of the business work cohesively towards common goals.This top-down approach will lead to more efficient allocation of resources as decisions regarding investments, cost-cutting, and prioritization of projects are made with a comprehensive understanding of the company's overall strategy and objectives. Centralization also simplifies the communication process, reducing the likelihood of misinterpretation and ensuring that policies and procedures are uniformly applied across the organization. Furthermore, it allows for quicker decision-making in response to market changes or competitive pressures, as fewer individuals are involved in the approval process. This can be particularly beneficial in the industries we serve where speed and agility are critical to maintaining competitive advantage. Over the next six months, management anticipates that the Company will bring in-house much of our accounting, finance, and HR processes to our Corporate Office in Phoenix, AZ. This will allow our subsidiaries to focus on their key objective which is profitable sales.

As we continue to push forward into 2024, you will see that our subsidiary holdings and direction of Alpine 4 change, with the overall goal of positioning Alpine 4 as a technology centric company. I want shareholders to know that we appreciate you sharing our vision as we navigate this pivotal transformation. It also is important to me that you, the shareholders, know we understand the challenges you and we have experienced in the past. We believe that embracing these changes will lead to the success that we all strive for!

Best regards,

Kent Wilson
CEO / Co-Founder

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded Holding Company (trading symbol: ALPP) that acquires business, wholly, that fit under one of several portfolios: Aerospace, Defense Services, Technology, Manufacturing or Construction Services as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even if from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact: Investor Relations

investorrelations@alpine4.com
www.alpine4.com

Forward-Looking Statements

This Report and the exhibit(s) attached hereto, including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “intends,” “anticipates,” “expects,” “estimates,” “believes” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the Commission, reports to the stockholders of the Company and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect the Company’s business and the accuracy of the forward-looking statements contained herein. The Company’s actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. The Company expressly disclaims any obligation or intention to update these forward-looking statements contained in this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: March 21, 2024